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                                                           Page 37 of 42 Pages

                                                                    Exhibit 12



                                Power of Attorney




	Christopher M. Condron, as a Voting Trustee (the "Trustee"), pursuant to the Amended and Restated Voting Trust Agreement dated as of May 12,2002, by and among AXA, a socie anonyme organized under the laws of the Republic of France, and the Voting Trustees identified therein, hereby constitutes and appoints each of Richard V. Silver, Ralph Petruzzo, Alvin
H. Fenichel and Allen J. Zabusky, acting singly, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Trustee and in the name, place and stead of the Trustee, in any and all capacities in which he might or could act as Trustee, to execute for and on behalf of the Trustee, all Schedules 13D, Schedules 13G, Forms 13F, Forms 3, Forms 4 and Forms 5 as required by the Securities Exchange Act of 1934, as amended, and any and all amendments or successor filings thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the issuer and relevant stock exchanges (individually, each a "Beneficial Ownership Filing"). The Trustee hereby grants to such attorneys-in-fact and agents of the Trustee full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to executing and filing Beneficial Ownership Filings, as fully to all intents and purposes as the Trustee might or could and hereby ratifies and confirms all that said attorneys-in-fact and agents of the Trustee or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

	The undersigned acknowledges that the foregoing attorneys-in-fact and agents of the Trustee, in serving in such capacity at the request of the Trustee, are not assuming any of the Trustee's responsibilities to comply with Section 13(d), 13(f) and 16 of the Securities Exchange Act of 1934.

	The powers hereby conferred upon the said attorneys-in-fact and agents shall continue in force until notice of the revocation of this Power of Attorney has been received by the said attorneys-in-fact and agents of the Trustee.

	IN WITNESS WHEREOF, the undersigned has hereunto subscribed this Power of Attorney this 9th day of June, 2008.





	 	By:    Christopher M. Condron
		       ----------------------------
		Name:  Christopher M. Condron
		Title: Voting Trustee



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